Exhibit 99.1
3M Delivers Strong Third-Quarter Results; Increases Full-Year Margin and EPS Guidance
•GAAP sales of $6.5 billion, up 3.5%; operating margin 22.2%, up 130 bps; EPS of $1.55, down 38%, all YoY
◦Adjusted sales of $6.3 billion with organic growth of 3.2% YoY
◦Adjusted operating margin of 24.7%, up 170 bps YoY
◦Adjusted EPS of $2.19, up 10% YoY
•Operating cash flow of $1.8 billion with adjusted free cash flow of $1.3 billion
•2025 adjusted EPS guidance increased from $7.75 - $8.00 to $7.95 - $8.05
ST. PAUL, Minn. – October 21, 2025 − 3M (NYSE: MMM) today reported third-quarter 2025 results.
“I am very pleased with our teams’ focus on reinvigorating organic top-line growth and improving operational performance resulting in another strong quarter,” said William Brown, 3M Chairman and CEO. "The 3M excellence model helped accelerate organic sales growth, increase margins, grow EPS double-digits and generate robust free cash flow. This progress gives us the confidence to raise our full-year margin and EPS guidance which positions us well to achieve the strategic and financial commitments we made at our Investor Day earlier this year.”
Third-quarter highlights:

	Q3 2025	Q3 2024
GAAP EPS from continuing operations (GAAP EPS)	$1.55	$2.48
Special items:
Net costs for significant litigation	0.19	0.51
(Increase) decrease in value of Solventum ownership	0.13	(1.05)
Manufactured PFAS products	—	0.04
Loss on business divestitures	0.30	—
Transformation costs	0.02	—
Adjusted EPS from continuing operations (adjusted EPS)	$2.19	$1.98

Memo:
GAAP operating income margin	22.2%	20.9%
Adjusted operating income margin	24.7%	23.0%
•GAAP EPS of $1.55 and operating margin of 22.2%.
•Adjusted EPS of $2.19, up 10% year-on-year.
•Adjusted operating income margin of 24.7%, an increase of 170 basis points year-on-year.

	GAAP	Adjusted (non-GAAP)
Net sales (billions)	$6.5	$6.3
Sales change
Total sales	3.5%	4.1%
Components of sales change:
Organic sales	2.6	3.2
Acquisitions/divestitures	(0.1)	(0.1)
Translation	1.0	1.0
Adjusted sales excludes manufactured PFAS products.
•Sales of $6.5 billion, up 3.5% year-on-year with organic sales up 2.6% year-on-year.
•Adjusted sales of $6.3 billion, up 4.1% year-on-year with adjusted organic sales up 3.2% year-on-year.
•3M returned $0.9 billion to shareholders via dividends and share repurchases.
•Cash from operations of $1.8 billion.
•Adjusted free cash flow of $1.3 billion.
This document includes reference to certain non-GAAP measures. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

Updated full-year guidance
3M updated its full-year 2025 guidance given the company’s performance in the first nine months of the year.
•Adjusted total sales growth1 of >2.5 percent, reflecting adjusted organic sales growth1 of >2 percent.
•Adjusted operating income margin expansion1 of 180 bps to 200 bps.
•Adjusted EPS1 in the range of $7.95 to $8.05.
•Adjusted operating cash flow1 of $5.2 to $5.4 billion, contributing to >100 percent adjusted free cash flow conversion1.
1As further discussed at 4 within the "Supplemental Financial Information Non-GAAP Measures" sections, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
Conference call
3M will conduct an investor teleconference at 9 a.m. ET (8 a.m. CT) today. Investors can access this conference via the following:
•Live webcast at https://investors.3M.com
•Webcast replay at https://investors.3m.com/financials/quarterly-earnings

Forward-looking statements
This document contains forward-looking statements. You can identify these statements by the use of words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “would,” “forecast,” “future,” “outlook,” “guidance” and other words and terms of similar meaning. Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation; recession; military conflicts; trade restrictions such as sanctions, tariffs, reciprocal and retaliatory tariffs, and other tariff-related measures; regulatory requirements, legal actions, or enforcement; and natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) foreign currency exchange rates and fluctuations in those rates; (3) liabilities and the outcome of contingencies related to certain fluorochemicals; known as “PFAS,” including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company’s plans to exit PFAS manufacturing and work to discontinue use of PFAS across its product portfolio; (4) risks related to the class-action settlement (“PWS Settlement”) to resolve claims by public water suppliers in the United States regarding PFAS, as well as risks related to other settlements related to PFAS; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's reports on Form 10-K, 10-Q, and 8-K (Reports), as well as compliance risks related to legal or regulatory requirements, government contract requirements, policies and practices, or other matters that require or encourage the Company or its customers, suppliers, vendors, or channel partners to conduct business in a certain way; (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, tariffs, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays when implementing new business systems and solutions, including with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information or operational technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the spin-off of the Company’s Health Care business, including the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; potential impacts on the Company's relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment; risks under the agreements and obligations entered into in connection with the spin-off; and (16) matters relating to Combat Arms Earplugs (“CAE”) and related products, including those related to, the August 2023 settlement that is intended to resolve, to the fullest extent possible, all litigation and alleged claims involving the CAE sold or manufactured by the Company’s subsidiary Aearo Technologies and certain of its affiliates (“Aearo Entities”) and/or the Company (“CAE Settlement”). A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). Changes in such assumptions or factors could produce significantly different results. The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net sales	$6,517	$6,294	$18,815	$18,565

Operating expenses
Cost of sales	3,792	3,647	10,916	10,703
Selling, general and administrative expenses	820	1,062	3,032	3,322
Research, development and related expenses	297	269	870	803
Loss on business divestitures	161	—	164	—
Total operating expenses	5,070	4,978	14,982	14,828
Operating income	1,447	1,316	3,833	3,737

Other expense (income), net	300	(405)	378	(323)

Income from continuing operations before income taxes	1,147	1,721	3,455	4,060
Provision for income taxes	308	348	818	771
Income from continuing operations of consolidated group	839	1,373	2,637	3,289

Income from unconsolidated subsidiaries, net of taxes	2	3	51	7
Net income from continuing operations including noncontrolling interest	841	1,376	2,688	3,296

Less: net income attributable to noncontrolling interest	7	4	15	15
Net income from continuing operations attributable to 3M	834	1,372	2,673	3,281

Net income from discontinued operations, net of taxes	—	—	—	164
Net income attributable to 3M	$834	$1,372	$2,673	$3,445

Earnings per share attributable to 3M common shareholders:
Weighted average 3M common shares outstanding — basic	534.1	550.6	538.4	553.1
Earnings per share from continuing operations — basic	$1.56	$2.49	$4.97	$5.93
Earnings per share from discontinued operations — basic	—	—	—	0.30
Earnings per share — basic	$1.56	$2.49	$4.97	$6.23

Weighted average 3M common shares outstanding — diluted	538.1	552.7	542.1	554.5
Earnings per share from continuing operations — diluted	$1.55	$2.48	$4.93	$5.92
Earnings per share from discontinued operations — diluted	—	—	—	0.29
Earnings per share — diluted	$1.55	$2.48	$4.93	$6.21

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$4,671	$5,600
Marketable securities – current	517	2,128
Accounts receivable – net	3,777	3,194
Inventories	3,893	3,698
Prepaids	514	493
Assets held for sale	44	—
Other current assets	2,673	771
Total current assets	16,089	15,884
Property, plant and equipment – net	7,247	7,388
Operating lease right of use assets	537	565
Goodwill and intangible assets – net	7,543	7,491
Other assets	6,195	8,540
Total assets	$37,611	$39,868
Liabilities and equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$749	$1,919
Accounts payable	2,735	2,660
Accrued payroll	668	712
Accrued income taxes	324	331
Operating lease liabilities – current	174	163
Liabilities held for sale	54	—
Other current liabilities	4,029	5,471
Total current liabilities	8,733	11,256
Long-term debt	11,854	11,125
Other liabilities	12,349	13,593
Total liabilities	32,936	35,974
Total equity	4,675	3,894
Shares outstanding
September 30, 2025: 531,225,048
December 31, 2024: 539,470,303
Total liabilities and equity	$37,611	$39,868

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Nine months ended September 30,
	2025	2024
Net cash provided by (used in) operating activities	$723	$1

Cash flows from investing activities:
Purchases of property, plant and equipment	(662)	(890)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	2,346	(1,198)
Proceeds from sale of businesses, net of cash sold	5	—
Other investing activities	66	28
Net cash provided by (used in) investing activities	1,755	(2,060)

Cash flows from financing activities:
Change in debt – net	(705)	5,509
Purchases of treasury stock	(2,699)	(1,096)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	1,219	68
Dividends paid to shareholders	(1,175)	(1,604)
Cash transferred to Solventum related to separation, net	—	(616)
Other financing activities	(39)	(83)
Net cash provided by (used in) financing activities	(3,399)	2,178

Effect of exchange rate changes on cash and cash equivalents	36	(2)

Net increase (decrease) in cash and cash equivalents, including cash classified within assets held for sale	(885)	117
Less: net increase (decrease) in cash classified within assets held for sale	44	—
Net increase (decrease) in cash and cash equivalents	(929)	117
Cash and cash equivalents at beginning of year	5,600	5,933
Cash and cash equivalents at end of period	$4,671	$6,050
The Consolidated Statements of Cash Flows include the results of continuing and discontinued operations and, therefore, also include cash and cash equivalents associated with Solventum through its April 2024 separation from 3M that were presented in current assets of discontinued operations in the 3M Consolidated Balance Sheet.

3M Company and Subsidiaries
SALES CHANGE2
(Unaudited)

	Three months ended September 30, 2025
Total company sales change by geographic area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	2.9%	2.9%	1.3%	2.6%
Divestitures	(0.1)	—	—	(0.1)
Translation	0.1	(0.1)	5.9	1.0
Total sales change	2.9%	2.8%	7.2%	3.5%

	Nine months ended September 30, 2025
Total company sales change by geographic area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	1.7%	1.5%	(2.1)%	1.0%
Divestitures	0.4	0.1	0.2	0.3
Translation	(0.6)	(0.3)	2.7	—
Total sales change	1.5%	1.3%	0.8%	1.3%

	Three months ended September 30, 2025
Sales change by reportable business segment	Organic sales	Divestitures	Translation	Total sales change
Safety and Industrial	4.1%	—%	1.3%	5.4%
Transportation and Electronics	1.8	(0.3)	0.9	2.4
Consumer	0.3	—	0.6	0.9

	Nine months ended September 30, 2025
Sales change by reportable business segment	Organic sales	Divestitures	Translation	Total sales change
Safety and Industrial	3.1%	—%	0.1%	3.2%
Transportation and Electronics	(1.2)	(0.1)	0.1	(1.2)
Consumer	0.3	—	(0.2)	0.1
2Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction and, beginning April 2024, include the impact of commercial agreements associated with the separation of Solventum.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)
3M discloses business segment operating income as its measure of segment profit, reconciled to both total 3M operating income and income before taxes. Business segment operating income excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Other”).

	Three months ended September 30,		Nine months ended September 30,

Net sales (millions)	2025	2024	2025	2024
Abrasives	$344	$323	$999	$975
Automotive Aftermarket	293	313	874	923
Electrical Markets	373	328	1,047	952
Industrial Adhesives and Tapes	587	542	1,698	1,591
Industrial Specialties Division	297	292	879	873
Personal Safety	895	828	2,627	2,542
Roofing Granules	128	141	395	402
Total Safety and Industrial business segment	2,917	2,767	8,519	8,258

Advanced Materials	226	244	671	751
Automotive and Aerospace	484	469	1,433	1,456
Commercial Branding and Transportation	691	659	1,996	1,941
Electronics	790	767	2,211	2,238
Total Transportation and Electronics business segment	2,191	2,139	6,311	6,386

Consumer Safety and Well-Being	294	285	848	831
Home and Auto Care	304	291	909	898
Home Improvement	417	416	1,117	1,115
Packaging and Expression	297	307	832	858
Total Consumer business segment	1,312	1,299	3,706	3,702
Total reportable business segments	6,420	6,205	18,536	18,346

Corporate and Other	97	89	279	219
Total company	$6,517	$6,294	$18,815	$18,565

Operating income (millions)
Safety and Industrial	$754	$650	$2,171	$1,919
Transportation and Electronics	482	436	1,296	1,345
Consumer	291	263	778	698
Total reportable business segments	1,527	1,349	4,245	3,962
Corporate and Other
Corporate special items:
Net costs for significant litigation	78	(25)	(323)	(96)
Divestiture costs	—	—	—	(20)
Loss on business divestitures	(161)	—	(164)	—
Transformation costs	(14)	—	(14)	—
Total corporate special items	(97)	(25)	(501)	(116)
Other corporate (expense) income - net	17	(8)	89	(109)
Total Corporate and Other	(80)	(33)	(412)	(225)
Total company operating income	1,447	1,316	3,833	3,737

Other expense/(income), net	300	(405)	378	(323)
Income from continuing operations before income taxes	$1,147	$1,721	$3,455	$4,060

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)
Corporate and Other
Outside of 3M's reportable operating segments, 3M has Corporate and Other which is not a reportable business segment as it does not meet the segment reporting criteria. Because Corporate and Other includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.
Corporate and Other operating income (loss) includes:
•Corporate special items include, for the periods presented:
◦net costs for significant litigation impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters,
◦loss on business divestitures,
◦divestiture costs (related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture) that were not eligible to be part of discontinued operations, and
◦transformation program restructuring and related charges.
•Other corporate (expense) income-net includes:
◦certain enterprise and governance activities resulting in unallocated corporate costs and other activity or costs that 3M may choose not to allocate directly to its business segments,
◦commercial activity with Solventum following its April 1, 2024 Separation and certain operations of the former Health Care business segment retained by 3M,
◦transition arrangement agreements (e.g., fees charged by 3M, net of underlying costs) related to divested businesses, including those related to the Solventum Separation,
◦operations of businesses of the former Health Care segment divested prior to the Separation and therefore not reflected as discontinued operations within 3M's financial statements, along with limited-duration supply agreements with previous divestitures, and
◦costs previously allocated to Solventum prior to the Separation that were not eligible to be part of discontinued operations.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate and Other, except as described with respect to net costs for significant litigation and manufactured PFAS products items in the “Description of special items” section. The reconciliations below, therefore, also include impacted segments as applicable.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful:
•Net sales (and sales change)
Considered, in addition to segment operating performance, in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items

•Operating income (loss), segment operating income (loss) and operating income (loss) margin (and expansion)
•Income from continuing operations before taxes
•Provision for income taxes and effective tax rate
•Net income from continuing operations
•EPS from continuing operations

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion
Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Certain amounts adjusted for special items (non-GAAP measures):

	Three months ended September 30, 2024
	Amounts from continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M	EPS
Safety and Industrial
GAAP amounts		$650	23.5%
Adjustments for special items:
Net costs for significant litigation		22
Adjusted amounts (non-GAAP measures)[3]		$672	24.3%
Transportation and Electronics
GAAP amounts	$2,139	$436	20.4%
Adjustments for special items:
Manufactured PFAS products	(226)	34
Adjusted amounts (non-GAAP measures)[3]	$1,913	$470	24.5%
Total company
GAAP amounts	$6,294	$1,316	20.9%	$1,721	$348	20.3%	$1,372	$2.48
Adjustments for special items:
Net costs for significant litigation	—	47		204	(75)		279	0.51
Manufactured PFAS products	(226)	34		34	9		25	0.04
Solventum ownership - change in value	—	—		(581)	—		(581)	(1.05)
Total special items	(226)	81		(343)	(66)		(277)	(0.50)
Adjusted amounts (non-GAAP measures)[3]	$6,068	$1,397	23.0%	$1,378	$282	20.5%	$1,095	$1.98

	Three months ended September 30, 2025
	Amounts from continuing operations
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income	Operating income margin	Operating income margin expansion	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M	EPS	EPS percent change
Safety and Industrial
GAAP amounts			$754	25.9%
Adjustments for special items:
Net costs for significant litigation			13
Adjusted amounts (non-GAAP measures)[3]			$767	26.3%
Transportation and Electronics
GAAP amounts	$2,191	2.4%	$482	22.0%
Adjustments for special items:
Manufactured PFAS products	(199)		2
Adjusted amounts (non-GAAP measures)[3]	$1,992	4.2%	$484	24.3%
Total company
GAAP amounts	$6,517	3.5%	$1,447	22.2%	130 bps	$1,147	$308	26.8%	$834	$1.55	(38)%
Adjustments for special items:
Net costs for significant litigation	—		(65)			56	(45)		101	0.19
Loss on business divestitures	—		161			161	2		159	0.30
Manufactured PFAS products	(199)		2			2	1		1	—
Solventum ownership - change in value	—		—			94	23		71	0.13
Transformation costs	—		14			14	3		11	0.02
Total special items	(199)		112			327	(16)		343	0.64
Adjusted amounts (non-GAAP measures)[3]	$6,318	4.1%	$1,559	24.7%	170 bps	$1,474	$292	19.9%	$1,177	$2.19	10%
3These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	Nine months ended September 30, 2024
	Amounts from continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M	EPS
Safety and Industrial
GAAP amounts		$1,919	23.2%
Adjustments for special items:
Net costs for significant litigation		40
Adjusted amounts (non-GAAP measures)[3]		$1,959	23.7%
Transportation and Electronics
GAAP amounts	$6,386	$1,345	21.1%
Adjustments for special items:
Manufactured PFAS products	(743)	30
Adjusted amounts (non-GAAP measures)[3]	$5,643	$1,375	24.4%
Total Company
GAAP amounts	$18,565	$3,737	20.1%	$4,060	$771	19.0%	$3,281	$5.92
Adjustments for special items:
Net costs for significant litigation	—	136		699	(69)		768	1.39
Divestiture costs	—	20		20	(111)		131	0.24
Manufactured PFAS products	(743)	30		30	7		23	0.04
Pension risk transfer charge	—	—		795	188		607	1.09
Solventum ownership - change in value	—	—		(1,694)	—		(1,694)	(3.06)
Total special items	(743)	186		(150)	15		(165)	(0.30)
Adjusted amounts (non-GAAP measures)[3]	$17,822	$3,923	22.0%	$3,910	$786	20.1%	$3,116	$5.62

	Nine months ended September 30, 2025
	Amounts from continuing operations
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income	Operating income margin	Operating income margin expansion		Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M	EPS	EPS percent change
Safety and Industrial
GAAP amounts			$2,171	25.5%
Adjustments for special items:
Net costs for significant litigation			33
Adjusted amounts (non-GAAP measures)[3]			$2,204	25.9%
Transportation and Electronics
GAAP amounts	$6,311	(1.2)%	$1,296	20.5%
Adjustments for special items:
Manufactured PFAS products	(559)		57
Adjusted amounts (non-GAAP measures)[3]	$5,752	1.9%	$1,353	23.5%
Total Company
GAAP amounts	$18,815	1.3%	$3,833	20.4%	30	bps	$3,455	$818	23.7%	$2,673	$4.93	(17)%
Adjustments for special items:
Net costs for significant litigation	—		356				751	(1)		752	1.39
Loss on business divestitures	—		164				164	3		161	0.30
Manufactured PFAS products	(559)		57				57	14		43	0.08
Solventum ownership - change in value	—		—				(242)	23		(265)	(0.49)
Transformation costs	—		14				14	3		11	0.02
Total special items	(559)		591				744	42		702	1.30
Adjusted amounts (non-GAAP measures)[3]	$18,256	2.4%	$4,424	24.2%	220	bps	$4,199	$860	20.5%	$3,375	$6.23	11%

2025 forecast
2025 adjusted operating income margin expansion (non-GAAP measure)[3,4]	180 bps to 200 bps
2025 adjusted earnings per share from continuing operations (non-GAAP measure)[3,4]	$7.95 to $8.05
43M provides these forward-looking non-GAAP measures, but cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation; projected divestiture gains (losses); divestiture costs; divestiture-related restructuring; changes in value of Solventum ownership; transformation costs; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted guidance it provides until close of a transaction. Information with respect to special items for certain historical periods is included in the section entitled “Description of special items”.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Three months ended September 30, 2025
Sales change[2]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total company	2.6%	—%	(0.1)%	1.0%	3.5%
Remove manufactured PFAS products special item impact	0.6	—	—	—	0.6
Adjusted total company (non-GAAP measures)[3]	3.2%	—%	(0.1)%	1.0%	4.1%

Transportation and Electronics	1.8%	—%	(0.3)%	0.9%	2.4%
Remove manufactured PFAS products special item impact	1.8	—	—	—	1.8
Adjusted Transportation and Electronics (non-GAAP measures)[3]	3.6%	—%	(0.3)%	0.9%	4.2%

By Geographic Area
Americas	2.9%	—%	(0.1)%	0.1%	2.9%
Remove manufactured PFAS products special item impact	0.2	—	(0.1)	—	0.1
Adjusted Americas (non-GAAP measures)[3]	3.1%	—%	(0.2)%	0.1%	3.0%

Asia Pacific	2.9%	—%	—%	(0.1)%	2.8%
Remove manufactured PFAS products special item impact	1.3	—	—	0.1	1.4
Adjusted Asia Pacific (non-GAAP measures)[3]	4.2%	—%	—%	—%	4.2%

Europe, Middle East & Africa	1.3%	—%	—%	5.9%	7.2%
Remove manufactured PFAS products special item impact	0.9	—	—	0.1	1.0
Adjusted Europe, Middle East & Africa (non-GAAP measures)[3]	2.2%	—%	—%	6.0%	8.2%

By Particular Country
United States	3.6%	—%	(0.2)%	—%	3.4%
Remove manufactured PFAS products special item impact	—	—	0.1	—	0.1
Adjusted United States (non-GAAP measures)[3]	3.6%	—%	(0.1)%	—%	3.5%

China	9.4%	—%	—%	0.1%	9.5%
Remove manufactured PFAS products special item impact	(1.3)	—	—	—	(1.3)
Adjusted China (non-GAAP measures)[3]	8.1%	—%	—%	0.1%	8.2%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Nine months ended September 30, 2025
Sales Change[2]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	1.0%	—%	0.3%	—%	1.3%
Remove manufactured PFAS products special item impact	1.1	—	—	—	1.1
Adjusted total Company (non-GAAP measures)[3]	2.1%	—%	0.3%	—%	2.4%

Transportation and Electronics	(1.2)%	—%	(0.1)%	0.1%	(1.2)%
Remove manufactured PFAS products special item impact	3.1	—	—	—	3.1
Adjusted Transportation and Electronics (non-GAAP measures)[3]	1.9%	—%	(0.1)%	0.1%	1.9%

By Geographic Area
Americas	1.7%	—%	0.4%	(0.6)%	1.5%
Remove manufactured PFAS products special item impact	0.2	—	—	0.1	0.3
Adjusted Americas (non-GAAP measures)[3]	1.9%	—%	0.4%	(0.5)%	1.8%

Asia Pacific	1.5%	—%	0.1%	(0.3)%	1.3%
Remove manufactured PFAS products special item impact	2.1	—	—	—	2.1
Adjusted Asia Pacific (non-GAAP measures)[3]	3.6%	—%	0.1%	(0.3)%	3.4%

Europe, Middle East & Africa	(2.1)%	—%	0.2%	2.7%	0.8%
Remove manufactured PFAS products special item impact	2.2	—	—	0.1	2.3
Adjusted Europe, Middle East & Africa (non-GAAP measures)[3]	0.1%	—%	0.2%	2.8%	3.1%

By Particular Country
United States	1.6%	—%	0.6%	—%	2.2%
Remove manufactured PFAS products special item impact	0.2	—	—	—	0.2
Adjusted United States (non-GAAP measures)[3]	1.8%	—%	0.6%	—%	2.4%

China	6.3%	—%	0.1%	(0.2)%	6.2%
Remove manufactured PFAS products special item impact	0.1	—	0.1	(0.1)	0.1
Adjusted China (non-GAAP measures)[3]	6.4%	—%	0.2%	(0.3)%	6.3%

2025 forecast
Sales Change[2]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company[4]	>2%	—%	~0.5%	—%	>2.5%
Remove manufactured PFAS products impact[4]	—	—	—	—	—
Adjusted total company (non-GAAP measures)[3,4]	>2%	—%	~0.5%	—%	>2.5%
Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion (non-GAAP measures):

	Three months ended September 30,		Nine months ended September 30,
Major GAAP cash flow categories (dollars in millions)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$1,756	$(1,787)	$723	$1
Net cash provided by (used in) investing activities	465	(1,204)	1,755	(2,060)
Net cash provided by (used in) financing activities	(1,208)	(1,085)	(3,399)	2,178

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
Adjusted free cash flow (non-GAAP measure) (dollars in millions)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$1,756	$(1,787)	$723	$1
Adjustments for special items:
Net costs/(recoveries) for significant litigation after-tax payment impacts	(200)	3,550	2,803	4,023
Divestiture costs after-tax payment impacts	26	53	85	328
Divestiture-related restructuring after-tax payment impacts	—	—	—	2
TCJA transition tax payment	—	—	211	193
Manufactured PFAS products after-tax payment impacts	(60)	(38)	(92)	(166)
Total adjustments for special items	(234)	3,565	3,007	4,380
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[5]	$1,522	$1,778	$3,730	$4,381
Purchases of property, plant and equipment (PPE)	(218)	(246)	(662)	(890)
Manufactured PFAS products impact - removing related purchases of PPE	6	14	15	53
Adjusted purchases of PPE (non-GAAP measure)[5]	$(212)	$(232)	$(647)	$(837)
Adjusted free cash flow (non-GAAP measure)[5]	$1,310	$1,546	$3,083	$3,544

Net income attributable to 3M	$834	$1,372	$2,673	$3,445
Adjustments for special items, net of tax:
Net costs for significant litigation	101	279	752	768
Manufactured PFAS products impact	1	25	43	23
Loss on business divestitures	159	—	161	—
Divestiture costs	—	—	—	341
Solventum ownership - change in value	71	(581)	(265)	(1,694)
Pension risk transfer charge	—	—	—	607
Transformation costs	11	—	11	—
Total adjustments for special items, net of tax	343	(277)	702	45
Net income attributable to 3M adjusted for special items (used for adjusted free cash flow conversion calculation)	$1,177	$1,095	$3,375	$3,490

Adjusted free cash flow conversion (non-GAAP measure)[5]	111%	141%	91%	102%
53M’s Consolidated Statements of Cash Flows include the results of continuing and discontinued operations (Solventum separated from 3M in April 2024); accordingly, amounts associated with the determination of adjusted free cash flow include both continuing and discontinued operations in certain periods both from an income and cash flow perspective. 3M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments/receipts associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax. The cash tax impact for the portion of payments of costs for significant litigation under the 2023 and 2025 settlement/proposed settlement agreements relative to Combat Arms Earplugs and relative to public water suppliers and the state of New Jersey regarding PFAS is based on the timing/amount of the actual cash tax deduction (which differs from the timing of the pre-tax cash settlement payments). The impacts of certain tax-related divestiture costs are based on applicable tax rates and the timing of tax payments relative to underlying Separation transactions. For other special items, the cash tax impact is estimated using the U.S. statutory corporate tax rate during the period of payment/receipt. Tax impacts include associated impacts on Foreign Derived Intangible Income (FDII), Global Intangible Low Taxed Income (GILTI), foreign tax credits, and tax costs of repatriation. 3M defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items (used for adjusted free cash flow conversion calculation).

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

(Dollars in billions)	2025 forecast
Net cash provided by (used in) operating activities	$5.2 to $5.4
Adjustments for special items[4]	—
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[4,5]	$5.2 to $5.4
Purchase of property, plant and equipment (PPE)	(~$0.9)
Manufactured PFAS products impact — removing related purchases of PPE	—
Adjusted purchases of PPE (non-GAAP measure)[5]	(~$0.9)
Adjusted free cash flow (non-GAAP measure)[4,5]	$4.3 to $4.5

Net income attributable to 3M	$4.3 to $4.4
Adjustments for special items[4]	—
Adjusted net income attributable to 3M (non-GAAP measure)[3,4]	$4.3 to $4.4
Adjusted free cash flow conversion (non-GAAP measure)[4,5]	>100%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities (including interest imputation on applicable settlement obligations), legal costs, and insurance recoveries, along with the associated tax impacts. Associated tax impacts of significant litigation include impacts on Foreign Derived Intangible Income (FDII), Global Intangible Low Taxed Income (GILTI), foreign tax credits, and tax costs of repatriation. 3M does not consider the elements of the net costs associated with these matters to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment. Net costs related to respirator mask/asbestos are reflected as special items in the Safety and Industrial business segment while those impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters are reflected as corporate special items in Corporate and Other. In the third quarter of 2025 and 2024, 3M reflected net pre-tax cash (receipts)/payments of $(32) million and $3.7 billion, respectively, related to net costs for significant litigation. In the first nine months of 2025 and 2024, 3M reflected net pre-tax cash (receipts)/payments of $3.3 billion and $4.5 billion, respectively, related to net costs for significant litigation.
Loss on business divestitures:
•In the third quarter of 2025, 3M reflected a write-down for a business classified as held for sale. In second quarter of 2025, 3M completed a divestiture for immaterial proceeds slightly below the business's book value.
Divestiture costs:
•These include certain limited costs that were not eligible to be included within discontinued operations related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. As a result of completion of the April 2024 separation of Solventum, this includes the tax cost of updating 3M’s previous indefinite reinvestment plans on past unrepatriated earnings through the period of the Separation’s close and to tax positions retained by 3M. 3M’s statement of cash flows includes the results of both continuing and discontinued operations. Therefore, in the context of amounts used in the determination of non-GAAP measures associated with cash flow and adjusted free cash flow conversion, this special item further includes the broader extent of such costs that included within discontinued operations, including interest expense on debt issued by Solventum for the period outstanding prior to the April 1, 2024 completion of the separation of Solventum from 3M and net tax costs of entity structuring associated with the separation of Solventum. In the third quarter and first nine months of 2024, 3M made pre-tax cash payments of $25 million and $217 million, respectively, associated with divestiture costs.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In the first nine months of 2024, 3M made pre-tax cash payments of $2 million associated with divestiture-related restructuring actions.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA):
•In the first nine months of 2025 and 2024, 3M made payments of $211 million and $193 million, respectively, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.
Manufactured PFAS products:
•These amounts relate to sales and estimates of income (loss) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025 included within the Transportation and Electronics business segment. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, certain changes in working capital and accruals, and timing of associated payments.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Pension risk transfer charge:
•In the second quarter of 2024, 3M recorded a non-cash pension settlement charge reflected in other expense (income), net as a result of transferring a portion of its U.S. pension payment obligations and related plan assets to an insurance company
Solventum ownership - change in value:
•This amount relates to the change in value of 3M's retained ownership interest in Solventum common stock reflected in other expense (income), net.
Transformation costs:
•These represent net costs associated with 3M's transformation program, intended as a structural redesign of longer-term manufacturing, distribution, and business process services and locations. Accordingly, 3M does not consider the nature or effect of this program to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, and day-to-day business strategy. Net costs include restructuring and other related items such as site closure, sale, moving and set-up, accelerated depreciation, and program management.

About 3M
3M (NYSE: MMM) is focused on transforming industries around the world by applying science and creating innovative, customer-focused solutions. Our multi-disciplinary team is working to solve tough customer problems by leveraging diverse technology platforms, differentiated capabilities, global footprint, and operational excellence. Discover how 3M is shaping the future at 3M.com/news.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s News Center and the social media channels such as @3M or @3MNews.
Contacts
3M
Investor Contacts:
Diane Farrow, 612-202-2449
or
Eric Herron, 651-233-0043
Media Contact:
3MNews@mmm.com